Consolidation Services, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Consolidation	LeeCo
	Services	Development					Adjusted
	Inc.	LLC	Combined	Pro Forma			ProForma
	As of June 30, 2008		Totals	Adjustments	AJE		Totals

ASSETS

Current Assets:
Cash	$147,969	$675	148,644	$(40,000)	[4	]	$108,644
Accounts receivable	-	-	-	-			-
Prepaid expenses	40,769	-	40,769	(10,000)	[3	]	30,769
Other current assets	-	-	-	-			-

Total Current Assets	188,738	675	189,413	(50,000)			139,413
				40,000	[4	]
Fixed Assets, Net:	3,929,469	-	3,929,469	28,412	[2	]	3,929,469
Goodwill	-	-	-	450,000	[1	]	518,412

TOTAL ASSETS	$4,118,207	$675	$4,118,882	$468,412			$4,587,294

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$16,139	$16,087	$32,226	$-			$32,226
Related party payable	-	10,000	10,000	(10,000)	[3	]	-
Notes payable	1,059,000	-	1,059,000	-			1,059,000

Total Current Liabilities	1,075,139	26,087	1,101,226	(10,000)			1,091,226

Long-Term Liabilities:
Notes payable	-	-	-	-			-

Total Long-Term Payables	-	-	-	-			-

Total Liabilities	1,075,139	26,087	1,101,226	(10,000)			1,091,226

Stockholders' Equity:
Preferred stock	-	-	-	-			-
				-
Common stock	14,254	-	14,254	225	[1	]	14,479
				-
Additional paid-in capital	4,009,586	-	4,009,586	449,775	[1	]	4,459,361

Non controlling interest	564,230	-	564,230	-			564,230
Stock subscription receivable	(1,273,000)	3,000	(1,270,000)	-			(1,270,000)
Accumulated deficit	(272,002)	(28,412)	(300,414)	28,412	[2	]	(272,002)

Total Stockholders' Equity	3,043,068	(25,412)	3,017,656	478,412			3,496,068

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$4,118,207	$675	$4,118,882	$468,412			$4,587,294

____________________________

[1]  To record the issuance of 225,000 shares of common stock in the acquisition of a  50% interest in LeeCo Development, LLC

[2]  To eliminate accumulated defict of LeeCo Development, LLC

[3]  To eliminate intercompany loan

[4]  To record payment of $50,000 in the acquisition of a 50%  interest in LeeCo Development, LLC

Consolidation Services, Inc.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Consolidation	LeeCo
	Services	Development					Adjusted
	Inc.	LLC	Combined	Pro Forma			ProForma
	As of December 31, 2007		Totals	Adjustments	AJE		Totals

ASSETS

Current Assets:
Cash	$78,482	$-	78,482	$(50,000)	[4	]	$28,482
Accounts receivable	-	-	-	-			-
Deposits	5,000	-	5,000	-			5,000
Other current assets	-	-	-	-			-

Total Current Assets	83,482	-	83,482	(50,000)			33,482
				50,000	[4	]
Fixed Assets, Net:	184,469	-	184,469	24,193	[2	]	184,469
Goodwill	-	-	-	450,000	[1	]	524,193

TOTAL ASSETS	$267,951	$-	$267,951	$474,193			$742,144

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$10,732	$24,193	$34,925	$-			$34,925
Related party payable	125,000	-	125,000	-			125,000
Notes payable	-	-	-	-			-

Total Current Liabilities	135,732	24,193	159,925	-			159,925

Long-Term Liabilities:
Notes payable	-	-	-	-			-

Total Long-Term Payables	-	-	-	-			-

Total Liabilities	135,732	24,193	159,925	-			159,925

Stockholders' Equity:
Preferred stock	-	-	-	-			-

Common stock	10,980	-	10,980	225	[1	]	11,205
				-
Additional paid-in capital	297,756	-	297,756	449,775	[1	]	747,531

Non controlling interest	-	-	-	-			-
Accumulated deficit	(176,517)	(24,193)	(200,710)	24,193	[2	]	(176,517)

Total Stockholders' Equity	132,219	(24,193)	108,026	474,193			582,219

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$267,951	$-	$267,951	$474,193			$742,144

____________________________

[1]  To record the issuance of 225,000 shares of common stock in the acquisition of a  50% interest in LeeCo Development, LLC

[2]  To eliminate accumulated defict of LeeCo Development, LLC

[3]  To eliminate intercompany loan

[4]  To record payment of $50,000 in the acquisition of a 50%  interest in LeeCo Development, LLC